UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2022
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
  ____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSTG	The NASDAQ Stock Market LLC
(The NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 15, 2022, the compensation committee (“Committee”) of the board of directors (“Board”) of NanoString Technologies, Inc. (the “Company”) approved 2021 non-equity incentive plan compensation and 2022 base salaries for each of the Company’s named executive officers. For additional information, please see the section captioned “Executive Compensation” of the Company’s Definitive Proxy Statement (the “2021 Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2021.

Named Executive Officer	Title	2021 Non-Equity Incentive Plan Compensation	2022 Base Salary[1]
R. Bradley Gray	President and Chief Executive Officer	$476,978	$645,000
K. Thomas Bailey	Chief Financial Officer	190,641	457,000
Joseph M. Beechem	Senior Vice President, Research and Development	195,011	457,000
J. Chad Brown[2]	Senior Advisor	176,185	422,000
David W. Ghesquiere[3]	Senior Vice President, Corporate and Business Development	184,787	429,500
(1) Effective as of March 1, 2022.
(2) As previously disclosed in a Current Report on Form 8-K filed on January 10, 2022, Mr. Brown notified the Company of his intent to retire from the Company effective no later than March 16, 2023 and transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022. Pursuant to the terms of a transition agreement between Mr. Brown and the Company, effective April 1, 2022, Mr. Brown will serve as a part-time employee and will be entitled to an annualized base salary of $52,800, less applicable withholdings. Mr. Brown is not eligible to participate in the Company’s 2022 or 2023 non-equity incentive plan programs.
(3) Mr. Ghesquiere ceased to be an executive officer in April 2020 and continues to serve as our Senior Vice President, Corporate and Business Development. Disclosure for Mr. Ghesquiere was included in the Summary Compensation Table in the 2021 Proxy Statement pursuant to Item 402(a)(3)(iv) of Regulation S-K.
On February 15, 2022, the Committee approved the structure and target bonus levels under the Company’s 2022 non-equity incentive plan. Under the Company’s 2022 non-equity incentive plan, Mr. Gray is eligible to receive a bonus of up to 85% of his base salary, and Messrs. Bailey, Beechem, and Ghesquiere are eligible to receive bonuses of up to 50% of their base salaries. Mr. Gray’s bonus is based solely on corporate goals. The bonuses for Messrs. Bailey, Beechem and Ghesquiere are based 75% on corporate goals and 25% on individual goals.
On February 15, 2022, the Committee approved the 2022 corporate goals, which include achieving product and service revenue and growth targets; increasing the Company’s market leadership in spatial biology; increasing adoption of the Company’s GeoMx Digital Spatial Profiler; launching the Company’s CosMx Spatial Molecular Imager; delivering a cloud-based spatial biology portal for data storage and analysis; growing the nCounter business; strengthening operational capabilities; and achieving gross margin goals and other financial targets.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	February 22, 2022	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer